UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 22, 2026

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2026, Tenet Healthcare Corporation (the “Company”) issued $2,000,000,000 in aggregate principal amount of 6.250% senior notes due 2034 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of November 6, 2001 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York as trustee (in such capacity, the “Trustee”), as supplemented by the forty-third supplemental indenture, dated as of September 22, 2026, between the Company and the Trustee (the “Forty-Third Supplemental Indenture” and, the Base Indenture, as supplemented by the Forty-Third Supplemental Indenture, the “Indenture”).

The Company intends to use the net proceeds from the sale of the Notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.5 billion outstanding of its 5.125% senior secured first lien notes due November 2027 (the “2027 Notes”) and the partial redemption of $0.5 billion outstanding of its 6.125% senior notes due October 2028 (the “2028 Notes”).

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its subsidiaries to: incur liens; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of the Company’s wholly owned subsidiaries and the Company. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on the Company’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indenture) of the Company. Prior to September 15, 2029, the Company may, at its option, redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the make-whole premium set forth in the Indenture, together with accrued and unpaid interest. On and after September 15, 2029, the Company may, at its option, redeem the Notes in whole or in part, at certain redemption prices (expressed as percentages of the principal amount thereof) set forth in the Indenture, together with accrued and unpaid interest.

The foregoing is a summary and is qualified by reference to the Base Indenture and the Forty-Third Supplemental Indenture, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between the Company and the Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Forty-Third Supplemental Indenture dated as of September 22, 2026, between the Company and The Bank of New York Mellon Trust Company, N.A.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: September 22, 2026	By:	/s/ Thomas Arnst
		Name:	Thomas Arnst
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary